                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                                April 20, 1998

                                  NBTY, INC.
                                  ----------
              (Exact name of registrant as specified in charter)


    DELAWARE                      0-10666                  11-2228617
    --------                      -------                  ----------
(State or other                 (Commission                (IRS Employer
jurisdiction of                  File No.)                 identification
incorporation)                                             number)


                  90 Orville Drive, Bohemia, New York 11716
                  -----------------------------------------
             (Address of principal executive office and zip code)

                 Registrant's telephone number (516) 567-9500
                                               --------------

ITEM 7. Financial Statements and Exhibits.

1. NBTY, Inc. and subsidiaries Supplemental Consolidated Financial Statements (audited) for the three years ended September 30, 1997.

2. Nutro Laboratories, Inc. Financial Statements (audited) for the three years ended September 30, 1997.

3. Nutrition Headquarters, Inc. and Lee Nutrition, Inc. Combined Financial Statements (audited) for the three years ended September 30, 1997.

4. NBTY, Inc. and subsidiaries Supplemental Condensed Consolidated Financial Statements (unaudited) as of March 31, 1998 and for the six months ended March 31, 1997 and 1998.

                          NBTY, INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of NBTY, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of NBTY, Inc. and Subsidiaries as of September 30, 1996 and 1997 and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of NBTY, Inc. and Subsidiaries and Nutrition Headquarters, Inc., Lee Nutrition, Inc. and Nutro Laboratories, Inc. on April 20, 1998, which has been accounted for as a pooling of interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of NBTY, Inc. and Subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NBTY, Inc. and Subsidiaries at September 30, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                                Coopers & Lybrand L.L.P.

Melville, New York
April 24, 1998

                          NBTY, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1997
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                                                               1996        1997
                                                                                             --------    --------
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $ 12,814    $ 20,262
  Short-term investments..................................................................     11,024       8,362
  Accounts receivable, less allowance for doubtful accounts of $919 in 1996 and
     $1,116 in 1997.......................................................................     14,580      19,603
Inventories...............................................................................     47,241      86,440
Deferred income taxes.....................................................................      3,155       6,032
Prepaid catalog costs and other current assets............................................      5,857      19,111
                                                                                             --------    --------
          Total current assets............................................................     94,671     159,810
Cash held in escrow.......................................................................                144,262
Property, plant and equipment, net........................................................     70,423     118,184
Intangible assets, net....................................................................      5,376     141,303
Other assets..............................................................................      1,478       7,618
                                                                                             --------    --------
          Total assets....................................................................   $171,948    $571,177
                                                                                             --------    --------
                                                                                             --------    --------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations.........................   $  2,767    $  1,519
  Demand note payable.....................................................................      2,633       1,873
  Accounts payable........................................................................     15,584      49,857
  Accrued expenses........................................................................     16,128      35,711
                                                                                             --------    --------
          Total current liabilities.......................................................     37,112      88,960
Long-term debt............................................................................     20,298     168,550
Obligations under capital leases..........................................................      3,272       2,700
Promissory note payable...................................................................                169,909
Deferred income taxes.....................................................................      2,827       7,474
Other liabilities.........................................................................        794       2,293
                                                                                             --------    --------
          Total liabilities...............................................................     64,303     439,886
                                                                                             --------    --------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.008 par; authorized 25,000 shares in 1996 and 75,000 shares in 1997;
     issued 23,004 shares in 1996 and 69,123 shares in 1997 and outstanding 21,517 shares
     in 1996 and 64,614 shares in 1997....................................................        184         553
  Capital in excess of par................................................................     56,260      56,182
  Retained earnings.......................................................................     54,433      75,199
                                                                                             --------    --------
                                                                                              110,877     131,934
  Less 1,487 and 4,509 treasury shares at cost, in 1996 and 1997, respectively............     (2,648)     (3,206)
  Stock subscriptions receivable..........................................................       (584)
  Cumulative translation adjustment.......................................................                  2,563
                                                                                             --------    --------
          Total stockholders' equity......................................................    107,645     131,291
                                                                                             --------    --------
          Total liabilities and stockholders' equity......................................   $171,948    $571,177
                                                                                             --------    --------
                                                                                             --------    --------

          See notes to supplemental consolidated financial statements.
                                      3

                           NBTY INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  1995        1996        1997
                                                                                --------    --------    --------
Net sales....................................................................   $250,351    $265,670    $355,336
                                                                                --------    --------    --------
Costs and expenses:
  Cost of sales..............................................................    137,254     138,186     177,909
  Catalog printing, postage and promotion....................................     28,307      26,695      27,932
  Selling, general and administrative........................................     67,032      68,414      96,653
  Litigation settlement costs................................................                              6,368
                                                                                --------    --------    --------
                                                                                 232,593     233,295     308,862
                                                                                --------    --------    --------

Income from operations.......................................................     17,758      32,375      46,474
                                                                                --------    --------    --------
Other income (expense):
  Interest, net..............................................................     (2,284)     (2,431)     (7,471)
  Miscellaneous, net.........................................................        822       1,430       1,817
                                                                                --------    --------    --------
                                                                                  (1,462)     (1,001)     (5,654)
                                                                                --------    --------    --------
Income before income taxes...................................................     16,296      31,374      40,820
Income taxes.................................................................      3,374       9,168      11,694
                                                                                --------    --------    --------
     Net income..............................................................   $ 12,922    $ 22,206    $ 29,126
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Net income per share:
  Basic......................................................................   $   0.21    $   0.35    $   0.45
  Diluted....................................................................       0.19        0.32        0.42
Weighted average common shares outstanding:
  Basic......................................................................     62,159      64,197      64,611
  Diluted....................................................................     68,695      68,699      68,935

          See notes to supplemental consolidated financial statements.
                                      4

                          NBTY, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                                 COMMON STOCK                                   TREASURY STOCK
                                                              ------------------                              -------------------
                                                              NUMBER OF             CAPITAL IN     RETAINED   NUMBER OF
                                                               SHARES     AMOUNT   EXCESS OF PAR   EARNINGS    SHARES     AMOUNT
                                                              ---------   ------   -------------   --------   ---------   -------
Balance, September 30, 1994................................     21,702     $174       $53,455      $ 32,990     1,213     $  (863)
  Net income for year ended September 30, 1995.............                                          12,922
  S corporation distributions..............................                                          (6,750)
  Exercise of stock options................................        430        3           212
  Tax benefit from exercise of stock options...............                               731
  Purchase of treasury stock, at cost......................                                                       228      (1,483)
                                                              ---------   ------   -------------   --------   ---------   -------
Balance, September 30, 1995................................     22,132      177        54,398        39,162     1,441      (2,346)
  Net income for year ended September 30, 1996.............                                          22,206
  S corporation distributions..............................                                          (6,935)
  Exercise of stock options................................        872        7           588
  Tax benefit from exercise of stock options...............                             1,274
  Purchase of treasury stock, at cost......................                                                        46        (302)
                                                              ---------   ------   -------------   --------   ---------   -------
Balance, September 30, 1996................................     23,004      184        56,260        54,433     1,487      (2,648)
  Net income for year ended September 30, 1997.............                                          29,126
  S corporation distributions..............................                                          (8,360)
  Gain on foreign currency translation.....................
  Exercise of stock options................................         37        1            33
  Tax benefit from exercise of stock options...............                               257
  Repayment of stock subscriptions receivable for options
     exercised.............................................
  Stock tendered as payment for options exercised..........                                                        16        (558)
  April 3, 1998 three-for-one stock split effected in the
     form of a 200% stock dividend.........................     46,082      368          (368)                  3,006
                                                              ---------   ------   -------------   --------   ---------   -------
Balance, September 30, 1997................................     69,123     $553       $56,182      $ 75,199     4,509     $(3,206)
                                                              ---------   ------   -------------   --------   ---------   -------
                                                              ---------   ------   -------------   --------   ---------   -------



                                                                 STOCK       CUMULATIVE
                                                             SUBSCRIPTIONS   TRANSLATION
                                                              RECEIVABLE     ADJUSTMENT    TOTAL
                                                             -------------   ----------   --------
Balance, September 30, 1994................................                               $ 85,756
  Net income for year ended September 30, 1995.............                                 12,922
  S corporation distributions..............................                                 (6,750)
  Exercise of stock options................................                                    215
  Tax benefit from exercise of stock options...............                                    731
  Purchase of treasury stock, at cost......................                                 (1,483)
                                                                ------       ----------   --------
Balance, September 30, 1995................................                                 91,391
  Net income for year ended September 30, 1996.............                                 22,206
  S corporation distributions..............................                                 (6,935)
  Exercise of stock options................................      $(584)                         11
  Tax benefit from exercise of stock options...............                                  1,274
  Purchase of treasury stock, at cost......................                                   (302)
                                                                ------       ----------   --------
Balance, September 30, 1996................................       (584)                    107,645
  Net income for year ended September 30, 1997.............                                 29,126
  S corporation distributions..............................                                 (8,360)
  Gain on foreign currency translation.....................                    $2,563        2,563
  Exercise of stock options................................                                     34
  Tax benefit from exercise of stock options...............                                    257
  Repayment of stock subscriptions receivable for options
     exercised.............................................         96                          96
  Stock tendered as payment for options exercised..........        488                         (70)
  April 3, 1998 three-for-one stock split effected in the
     form of a 200% stock dividend.........................
                                                                ------       ----------   --------
Balance, September 30, 1997................................      $  --         $2,563     $131,291
                                                                ------       ----------   --------
                                                                ------       ----------   --------

          See notes to supplemental consolidated financial statements.
                                      5

                          NBTY, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                                     1995       1996        1997
                                                                                    -------    -------    --------
Cash flows from operating activities:
  Net income.....................................................................   $12,922    $22,206    $ 29,126
  Adjustments to reconcile net income to cash provided by operating activities:
    (Gain) loss on disposal/sale of property, plant and equipment................       374        (43)       (194)
    Depreciation and amortization................................................     6,171      7,091       9,627
    Provision (recovery) for allowance for doubtful accounts.....................       (18)       283         197
    Deferred income taxes........................................................       685       (642)     (2,750)
    Changes in assets and liabilities, net of acquisitions:
       Accounts receivable.......................................................    (2,207)     1,441      (4,841)
       Inventories...............................................................     4,657     (1,054)    (20,877)
       Prepaid catalog costs and other current assets............................      (527)       665      (4,461)
       Other assets..............................................................     1,175        603          36
       Accounts payable..........................................................     2,857     (6,399)     14,586
       Accrued expenses..........................................................     3,063      5,565      14,553
       Other liabilities.........................................................       275         24       1,500
       Income tax receivable.....................................................     1,300
                                                                                    -------    -------    --------
         Net cash provided by operating activities...............................    30,727     29,740      36,502
                                                                                    -------    -------    --------
Cash flows from investment activities:
  Increase in intangible assets..................................................    (1,064)       (67)     (1,843)
  Purchase of property, plant and equipment......................................   (12,707)   (16,809)    (23,712)
  Proceeds from sale of property, plant and equipment............................                  155         293
  Proceeds from sale of short-term investments...................................                            2,662
  Purchase of short-term investments.............................................              (11,024)
  Receipt of payments on notes from sale of direct mail cosmetics business.......                  741       1,047
  Proceeds from sale of direct mail cosmetics business...........................                  350
  Other..........................................................................       (85)       181        (263)
  Cash from acquisition..........................................................                            5,580
                                                                                    -------    -------    --------
         Net cash used in investing activities...................................   (13,856)   (26,473)    (16,236)
                                                                                    -------    -------    --------

Cash flows from financing activities:
  Net payments under line of credit agreement....................................    (5,000)
  Proceeds from bond offering, net of discount...................................                          148,763
  Cash held in escrow............................................................                         (144,262)
  Bond issue costs...............................................................                           (5,575)
  Borrowings under long-term debt agreements.....................................     3,197      6,000          99
  Principal payments under long-term debt agreements and capital leases..........    (2,768)    (2,802)     (3,628)
  Purchase of treasury stock.....................................................    (1,292)      (302)        (70)
  Proceeds from stock options exercised..........................................        24         11          34
  Distributions to stockholders..................................................    (6,750)    (6,935)     (8,360)
  Repayment of stock subscription receivable.....................................                               96
                                                                                    -------    -------    --------
         Net cash used in financing activities...................................   (12,589)    (4,028)    (12,903)
                                                                                    -------    -------    --------
Effect of exchange rate changes on cash and cash equivalents.....................                               85
                                                                                    -------    -------    --------
Net increase (decrease) in cash and cash equivalents.............................     4,282       (761)      7,448
Cash and cash equivalents at beginning of year...................................     9,293     13,575      12,814
                                                                                    -------    -------    --------
Cash and cash equivalents at end of year.........................................   $13,575    $12,814    $ 20,262
                                                                                    -------    -------    --------
                                                                                    -------    -------    --------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest.......................................   $ 2,211    $ 2,493    $  3,568
  Cash paid during the period for income taxes...................................   $ 1,763    $ 5,496    $ 14,206

          See notes to supplemental consolidated financial statements.
                                      6

                          NBTY, INC. AND SUBSIDIARIES
        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

  Non-cash investing and financing information

     On October 9, 1995, NBTY sold certain assets of its direct-mail cosmetics business for $2,495. The Company received $350 in cash and non-interest bearing notes aggregating $2,145 for inventory, a customer list and other intangible assets. The inventory note was repaid in full in October 1996. In April 1997, the Company received the final payment of the customer list note. (See Note 4)

     During fiscal 1996, the Company entered into capital leases for machinery and equipment aggregating $2,635.

     During fiscal 1995, 1996 and 1997, options were exercised with shares of common stock issued to certain officers and directors. Accordingly, the tax benefit of approximately $731, $1,274 and $257 for the years ended September 30, 1995, 1996 and 1997, respectively, was recorded as an increase in capital in excess of par and a reduction in taxes currently payable. In addition, during fiscal 1997, common stock was surrendered to the Company in satisfaction of $488 of the stock subscription outstanding at September 30, 1996. (See Note 13)

     In connection with the acquisition of Holland & Barrett Holdings Ltd. on August 7, 1997, NBTY issued two promissory notes aggregating $170,000 as consideration for the purchase of capital stock. Such notes were paid in October 1997 from the cash held in escrow at September 30, 1997. (See Note 3)

          See notes to supplemental consolidated financial statements.
                                      7

                          NBTY, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BASIS OF PRESENTATION

     The supplemental consolidated financial statements of NBTY, Inc. and Subsidiaries, formerly Nature's Bounty, Inc. ('NBTY'), have been prepared to give retroactive effect to the merger with Nutrition Headquarters, Inc., Lee Nutrition, Inc. and Nutro Laboratories, Inc. (collectively, the 'Nutrition Headquarters Group' and with NBTY collectively, the 'Company') on April 20, 1998, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

     During 1998, NBTY entered into a definitive agreement to merge with Nutrition Headquarters Group. On April 20, 1998, Nutrition Headquarters Group was merged with and into NBTY. Under terms of the merger agreement, each share of Nutrition Headquarters Group common stock was exchanged for approximately 30,000 shares of NBTY's common stock with approximately 8,772 shares of NBTY's common stock exchanged for all the outstanding stock of Nutrition Headquarters Group.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

     In March 1998, the Company's board of directors declared a three-for-one stock split payable in the form of a 200% stock dividend. This distribution has been reflected in the fiscal 1997 supplemental consolidated financial statements and all per common share amounts have been retroactively restated to account for the stock split. In addition, stock options and the related exercise prices have been amended to reflect this transaction. Also, in March 1998, the Company's certificate of incorporation was amended to authorize the issuance of up to 75,000 shares of common stock, par value $.008 per share.

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business operations

     The Company manufactures and distributes vitamins, food supplements and health and beauty aids primarily in the United States and the United Kingdom. The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Environmental Protection Agency and the United States Postal Service.


     Within the United Kingdom ('U.K.'), the manufacturing, advertising, sales and marketing of food products is regulated by a number of governmental agencies including the Ministry of Agriculture, Fisheries and Food, the Department of Health, the Food Advisory Committee and the Committee on Toxicity, among others.

  Revenue recognition

     The Company recognizes revenue upon shipment or, with respect to its own retail store operations, upon the sale of products. The Company has no single customer that represents more than 10% of annual net sales or accounts receivable as of and for the years ended September 30, 1995, 1996 and 1997.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES--(CONTINUED)
  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on the weighted average method which approximates first-in, first-out basis. The cost elements of inventory include materials, labor and overhead. In fiscal 1995, no one supplier provided more than 10% of purchases. One supplier provided approximately 12% of the Company's purchases in 1996 and 1997.

  Prepaid catalog costs

     Mail order production and mailing costs are capitalized as prepaid catalog costs and charged to expense over the catalog period, which typically approximates three months.

  Advertising expense

     All media (television, radio, magazine) and cooperative advertising costs are generally expensed as incurred. Total expenses relating to advertising and promotion for fiscal 1995, 1996 and 1997 were $17,409, $17,885 and $19,782, respectively.

  Property, plant and equipment


     Property, plant and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Expenditures which significantly improve or extend the life of an asset are capitalized.

     Maintenance and repairs are charged to expense in the year incurred. Cost and related accumulated depreciation for property, plant and equipment are removed from the accounts upon sale or disposition and the resulting gain or loss is reflected in earnings.

  Intangible assets

     Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. Goodwill and other intangibles are amortized on a straight-line basis over periods not exceeding 40 years.

  Foreign currency translation

     The financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, and gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholder's equity.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES--(CONTINUED)
  Income taxes

     NBTY recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Prior to the merger, Nutrition Headquarters Group had been treated as an S corporation for federal and state tax purposes. Accordingly, taxable income has been reported to the individual stockholders for inclusion in their respective income tax returns with no provision for these taxes, other than certain minimum taxes, included in the consolidated financial statements.

  Cash and cash equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


  Short-term investments

     Short-term interest bearing investments are those with maturities of less than one year but greater than three months when purchased. These investments are readily convertible to cash and are stated at market value, which approximates cost. Realized gains and losses are included in other income on a specific identification basis in the period they are realized.

  Common shares and earnings per share

     In February 1997, the Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standards ("SFAS") No. 128, 'Earnings Per Share.' The statement requires the presentation of both 'basic' and 'diluted' earnings per share ('EPS') on the face of the income statement. Basic EPS is based on the weighted average number of shares of common stock outstanding during each period while diluted EPS is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Common stock equivalents included in diluted EPS, which consisted of common shares issuable upon the exercise of outstanding stock options, were 6,536, 4,502 and 4,324 for the years ended September 30, 1995, 1996 and 1997, respectively.

  Reclassifications

     Certain reclassifications have been made to conform prior year amounts to the current year presentation.

  Accounting changes

     Effective October 1, 1996, the Company adopted the disclosure-only provisions of SFAS No. 123, 'Accounting for Stock-Based Compensation.' As permitted by SFAS No. 123, the Company continues to measure compensation cost in accordance with Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees.' As the Company has not granted any options during fiscal 1996 or 1997, there would not have been any impact on the Company's financial position or results of operations on a pro forma basis.

     Effective October 1, 1996, the Company adopted SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' This statement requires that certain assets be reviewed for impairment and, if impaired, be measured at fair value, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of SFAS No. 121 at October 1, 1996 and its application during fiscal 1997 had no material impact on the Company's financial position or results of operations.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES--(CONTINUED)
  New accounting standards

     In June 1997, the FASB issued SFAS No. 130, 'Reporting Comprehensive Income,' which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     In addition, in June 1997, the FASB issued SFAS No. 131, 'Disclosures About Segments of an Enterprise and Related Information,' which establishes standards for reporting information about operating segments. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

     Both of these new standards are effective for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The implementation of these new standards will not affect the Company's results of operations and financial position, but may have an impact on future financial statement disclosures.

3. ACQUISITION OF HOLLAND & BARRETT HOLDINGS LTD.

     On August 7, 1997, NBTY acquired all of the issued and outstanding capital stock of Holland & Barrett Holdings Ltd. ('H&B') from Lloyds Chemist's plc ('Lloyds') for an aggregate purchase price of approximately $169,000 plus acquisition costs of approximately $811. The acquisition has been accounted for under the purchase method and, accordingly, the results of operations are included in the financial statements from the date of acquisition. H&B markets a broad line of nutritional supplement products, including vitamins, minerals and other nutritional supplements and food product. At the date of acquisition, H&B operated approximately 410 retail stores in the United Kingdom.

     NBTY issued to Lloyds two promissory notes (the 'Promissory Notes') totaling approximately $170,000 as consideration for the purchase of capital stock of H&B. The Promissory Notes, which are collateralized by two letters of credit issued by a lending institution, were paid in full in October 1997.

     In connection with the Acquisition, NBTY (i) entered into a $50,000 revolving credit facility (the 'Revolving Credit Facility'), which provides borrowings for working capital and general corporate purposes, and (ii) issued $150,000 in Senior Subordinated Notes due 2007.


     Assets acquired and liabilities assumed include cash ($5,580), inventory ($18,045), other current assets ($11,078), property, plant and equipment ($31,554), and current and long-term liabilities ($27,154 and $4,058, respectively). The excess cost of investment over the net book value of H&B at the date of acquisition resulted in an increase in goodwill of $133,725 which will be amortized over 25 years. Additionally, finance related costs of approximately $5,600 will be amortized over 10 years.

     The following unaudited condensed pro forma information presents a summary of consolidated results of operations of the Company and H&B as if the acquisition had occurred at the beginning of fiscal 1996, with pro forma adjustments to give effect to the amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects. The pro forma information, which does not give

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3. ACQUISITION OF HOLLAND & BARRETT HOLDINGS LTD.--(CONTINUED) effect to anticipated intercompany product sales, is not necessarily indicative of the results of operations had H&B been acquired as of the earliest period presented below.

                                                                    SEPTEMBER 30,       SEPTEMBER 30,
                                                                         1996                1997
                                                                   ----------------    ----------------
Net sales.......................................................       $421,049            $506,326
Net income......................................................       $ 14,964            $ 24,354
Net income per diluted share....................................       $   0.22            $   0.35

4. SALE OF DIRECT-MAIL COSMETICS BUSINESS

     On October 9, 1995, NBTY sold certain assets of its direct-mail cosmetics business for $2,495. NBTY received $350 in cash and non interest bearing notes aggregating $2,145 for inventory, a customer list and other intangible assets. Revenues applicable to this marginally unprofitable business were $8,284 and $137 for fiscal 1995 and 1996, respectively. The inventory note was repaid in full in October 1996 and, in April 1997, NBTY received the final payment of the customer list note.


5. INVENTORIES

                                                                             SEPTEMBER 30,
                                                                           ------------------
                                                                            1996       1997
                                                                           -------    -------
Raw materials...........................................................   $19,482    $32,712
Work-in-process.........................................................     2,484      4,635
Finished goods..........................................................    25,275     49,093
                                                                           -------    -------
                                                                           $47,241    $86,440
                                                                           -------    -------
                                                                           -------    -------

6. PROPERTY, PLANT AND EQUIPMENT

                                                                            SEPTEMBER 30,
                                                                         --------------------
                                                                           1996        1997
                                                                         --------    --------
Land..................................................................   $  5,641    $  5,836
Buildings and leasehold improvements..................................     45,527      51,423
Machinery and equipment...............................................     36,938      43,858
Furniture and fixtures................................................      9,241      54,385
Transportation equipment..............................................        737       2,511
Computer equipment....................................................      9,320      15,434
                                                                         --------    --------
                                                                          104,404     173,447
  Less accumulated depreciation and amortization......................     33,981      55,263
                                                                         --------    --------
                                                                         $ 70,423    $118,184
                                                                         --------    --------
                                                                         --------    --------

     Depreciation and amortization of property, plant and equipment for the years ended September 30, 1995, 1996 and 1997 was approximately $4,216, $6,205 and $8,363, respectively.

     Property, plant and equipment includes approximately $4,293 and $4,392 for assets recorded under capital leases for fiscal 1996 and 1997, respectively.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7. INTANGIBLE ASSETS

     Intangible assets, at cost, acquired at various dates are as follows:

                                                                         SEPTEMBER 30,
                                                                      -------------------    AMORTIZATION
                                                                       1996        1997         PERIOD
                                                                      -------    --------    ------------
Goodwill...........................................................   $   469    $136,972       20-40
Customer lists.....................................................    12,044      12,732        6-15
Trademark and licenses.............................................     1,201       1,201        2-3
Covenants not to compete...........................................     1,305       1,305        5-7
                                                                      -------    --------
                                                                       15,019     152,210
  Less accumulated amortization....................................     9,643      10,907
                                                                      -------    --------
                                                                      $ 5,376    $141,303
                                                                      -------    --------
                                                                      -------    --------

     Amortization included in the supplemental consolidated statements of income under the caption 'selling, general and administrative expenses' in 1995, 1996 and 1997 was approximately $1,056, $886 and $1,264, respectively.

8. ACCRUED EXPENSES

                                                                            SEPTEMBER 30,
                                                                         --------------------
                                                                           1996        1997
                                                                         --------    --------
Litigation settlement costs...........................................               $  5,600
Payroll and related payroll taxes.....................................   $  3,090       4,622
Customer deposits.....................................................      2,199       2,568
Accrued purchases and interest........................................                  2,800
Income taxes payable..................................................      2,801       7,597
Other.................................................................      8,038      12,524
                                                                         --------    --------
                                                                         $ 16,128    $ 35,711
                                                                         --------    --------
                                                                         --------    --------

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. DEBT

                                                                             SEPTEMBER 30,
                                                                          -------------------
                                                                           1996        1997
                                                                          -------    --------
Senior debt:
  8-5/8% Senior subordinated notes due 2007, net of unamortized
     discount of $1,237 (a)............................................              $148,763
Senior bank debt (b)...................................................   $   576          44
First subordinated promissory notes; payable in 8 monthly installments
  of $108 (c)..........................................................       867
Second subordinated promissory notes, principal payable on April 1,
  2011 (d).............................................................     2,245       2,245
Note payable to a bank due in monthly payments of $16, including
  interest, maturing April 2016 (e)....................................     1,852       1,814
Note payable due in monthly payments of $9, including interest at 8%,
  maturing March 2001..................................................       422         341
Mortgages:
  First mortgage, payable in monthly principal and interest (10.375%)
     installments (f)..................................................     7,447       7,317
  First mortgage payable in monthly principal and interest (9.73%)
     installments of $25 (g)...........................................     2,258       2,169
  First mortgage, payable in monthly principal and interest (7.375%)
     installments of $55 (h)...........................................     5,926       5,693
Other (i)..............................................................       928       1,107
Revolving credit agreement (j).........................................
                                                                          -------    --------
                                                                           22,521     169,493
  Less current portion.................................................     2,223         943
                                                                          -------    --------
                                                                          $20,298    $168,550
                                                                          -------    --------
                                                                          -------    --------

------------------
(a) In September 1997, the Company issued 10-year Senior Subordinated Notes due 2007. The Notes are unsecured and subordinated in right of payment for all existing and future indebtedness of the Company. The Company has registered these Notes under the Securities Act of 1933 through an exchange offer with terms substantially identical to the original Notes.


(b) Interest on the senior bank debt was payable monthly at the prime rate which was 8.5% at September 30, 1997. The balance of $44 was paid on October 1, 1997. On April 30, 1997, an agreement for an additional term loan for $1,100 was executed. The terms of the loan agreement provide for repayment in sixty monthly installments with interest at 8.5% per annum. As of September 30, 1997, no funds were advanced under this agreement.

(c) The promissory notes were entered into on October 31, 1996 and ended on May 31, 1997. Interest is payable per annum at the lower of 10% or the prime rate plus 2% (prime at September 30, 1997 was 8.5% per annum). These promissory notes are collateralized by a first subordinated pledge of the capital stock of the Company and are guaranteed by certain stockholders.

(d) Interest on the second promissory notes is payable per annum at the lower of 10% or the prime rate plus 2%. These promissory notes, payable to a relative of a stockholder, are collateralized by a second subordinated pledge of capital stock of the Company and are guaranteed by certain stockholders.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. DEBT--(CONTINUED)

(e) Interest on this note payable to a bank is fixed at 8.15% per annum through April 2001. Thereafter, interest will be adjusted every five years. The note is collateralized by a building and land.

(f) In September 1990, the Company obtained an $8,000 first mortgage, collateralized by the underlying building, issued through the Town of Islip, New York Industrial Development Agency. The taxable bond, held by an insurance company, has monthly principal and interest payments of $75 for ten years through 2000, with a final payment of $6,891 in September 2000.

(g) In November 1994, the Company purchased a building which it previously occupied under a long-term lease. The purchase price of approximately $3,090 was funded with $690 in cash and the balance through a 15-year mortgage note payable. This agreement contains various restrictive covenants which require the maintenance of certain financial ratios and limits capital expenditures.

(h) In April 1996, the Company obtained a $6,000 first mortgage with a fixed interest rate of 7.375%, collateralized by the underlying real estate. The mortgage has monthly principal and interest payments of $55 for fifteen years through 2011.

(i) Included in other is approximately $301 and $617 as of September 30, 1996 and 1997, respectively, relating to loans made to a stockholder. These notes are at fixed interest rates ranging from 8.0% to 10.0% and mature at various dates through June 2017.

(j) In September 1997, the Company entered into a Revolving Credit Agreement

    (the 'Agreement') with five banks that provides for borrowings up to $50,000, which expires September 23, 2003. Virtually all of the Company's assets serve as collateral under the Agreement, which is subject to normal banking terms and conditions. The Agreement provides that loans may be made under a selection of rate formulas, including Prime or Euro currency rates. The Agreement provides for the maintenance of various financial ratios and covenants. As of September 30, 1997, there were no outstanding borrowings under the Agreement.

     Required principal payments of long-term debt are as follows:

                         YEARS ENDED
                        SEPTEMBER 30,
--------------------------------------------------------------
   1998.......................................................   $    943
   1999.......................................................      1,196
   2000.......................................................      7,687
   2001.......................................................        602
   2002.......................................................        567
   Thereafter.................................................    158,498
                                                                 --------
                                                                 $169,493
                                                                 --------
                                                                 --------

     The Company also has outstanding a demand note payable, bearing interest at prime plus 0.75%, in the amount of $2,633 and $1,873 at September 30, 1996 and 1997, respectively. The loan agreement has a maximum borrowing limit of 85% of qualified accounts receivable and 35% of qualified inventory, with an overall borrowing limit of $5,000.

     In August 1997, in connection with the promissory notes issued as consideration for the purchase of H&B, NBTY was issued two standby letters of credit aggregating $170,000. At September 30, 1997, there were no borrowings outstanding under the letters of credit. As of October 17, 1997, upon payment of the promissory notes, the letters of credit were cancelled.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. DEBT--(CONTINUED)
     In 1997, the Company recorded a loss of $2,265 in connection with an interest rate lock which was settled on October 28, 1997.

10. CAPITAL LEASE OBLIGATIONS


     The Company enters into various capital leases for machinery and equipment which provide the Company with bargain purchase options at the end of such lease terms. Future minimum payments under capital lease obligations as of September 30, 1997 are as follows:

1998.............................................................   $  814
1999.............................................................      759
2000.............................................................      759
2001.............................................................      759
2002.............................................................      692
Thereafter.......................................................      174
                                                                    ------
                                                                     3,957
Less, amount representing interest...............................      681
                                                                    ------
Present value of minimum lease payments (including $576 due
  within one year)...............................................   $3,276
                                                                    ------
                                                                    ------

11. INCOME TAXES

     Provision (benefit) for income taxes consists of the following:

                                                                              YEAR ENDED SEPTEMBER 30,
                                                                             ---------------------------
                                                                              1995      1996      1997
                                                                             ------    ------    -------
Federal
  Current.................................................................   $2,225    $7,551    $14,207
  Deferred................................................................      637      (501)    (2,530)
State
  Current.................................................................      464     2,259      1,426
  Deferred................................................................       48      (141)      (220)
Foreign benefit...........................................................                        (1,189)
                                                                             ------    ------    -------
Total provision...........................................................   $3,374    $9,168    $11,694
                                                                             ------    ------    -------

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11. INCOME TAXES--(CONTINUED)
     The following is a reconciliation of the income tax expense computed using the statutory federal income tax rate to the actual income tax expense and its effective income tax rate.

                                                               YEAR ENDED SEPTEMBER 30,
                                        ----------------------------------------------------------------------
                                                1995                    1996                     1997
                                        --------------------    ---------------------    ---------------------
                                                  PERCENT OF               PERCENT OF               PERCENT OF
                                                    PRETAX                   PRETAX                   PRETAX
                                        AMOUNT      INCOME      AMOUNT       INCOME      AMOUNT       INCOME
                                        ------    ----------    -------    ----------    -------    ----------
Income tax expense at statutory
  rate...............................   $5,541        34.0      $10,981        35.0      $14,287        35.0
State income taxes, net of federal
  income tax benefit.................     382          2.3        1,428         4.6          857         2.1
S corporation earnings not subject to
  income taxes (a)...................   (2,691)      (16.5)      (3,150)      (10.0)      (4,236)      (10.4)
Other, individually less than 5%.....     142          0.9          (91)       (0.2)         786         1.9
                                        ------    ----------    -------    ----------    -------    ----------
Actual income tax provision..........   $3,374        20.7      $ 9,168        29.2      $11,694        28.6
                                        ------    ----------    -------    ----------    -------    ----------
                                        ------    ----------    -------    ----------    -------    ----------

------------------

(a) Prior to the merger, Nutrition Headquarters Group had been treated as an S corporation for federal and state tax purposes. Accordingly, taxable income has been reported to the individual stockholders for inclusion in their respective income tax returns with no provision for these taxes, other than certain minimum taxes, included in the supplemental consolidated financial statements.


     The components of deferred tax assets and liabilities are as follows:

                                                                               1996      1997
                                                                              ------    ------
Deferred tax assets:
  Current:
     Inventory capitalization..............................................   $  243    $  351
     Accrued expenses and reserves not currently deductible................    2,591     5,350
     Tax credits...........................................................      321       331
                                                                              ------    ------
          Current deferred tax assets......................................    3,155     6,032
                                                                              ------    ------
  Noncurrent:
     Intangibles...........................................................      335       333
     Reserves not currently deductible.....................................      200       188
                                                                              ------    ------
          Total noncurrent.................................................      535       521
                                                                              ------    ------
Deferred tax liabilities:
  Property, plant and equipment............................................   (3,362)   (7,995)
                                                                              ------    ------
          Net deferred tax (liability) asset...............................   $  328    $(1,442)
                                                                              ------    ------
                                                                              ------    ------

     Available state tax credits of $321 and $331 in 1996 and 1997, respectively, are scheduled to expire through fiscal 2002. Federal net operating loss carryforwards of $177 will expire in 2004 and available investment tax credits of $58 are scheduled to expire in 2001.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. COMMITMENTS

  Leases

     The Company conducts retail operations under operating leases which expire at various dates through 2020. Some of the leases contain renewal options and provide for additional rentals based upon sales plus certain tax and maintenance costs.

     Future minimal rental payments under the retail location and other leases that have initial or noncancelable lease terms in excess of one year at September 30, 1997 are as follows:


                         YEAR ENDING
                        SEPTEMBER 30,
--------------------------------------------------------------
   1998.......................................................   $ 25,322
   1999.......................................................     24,501
   2000.......................................................     23,522
   2001.......................................................     22,176
   2002.......................................................     20,804
   Thereafter.................................................    161,623
                                                                 --------
                                                                 $277,948
                                                                 --------
                                                                 --------

     Operating lease rental expense, including real estate tax and maintenance costs, and leases on a month to month basis were approximately $1,358, $2,092 and $7,852 for the years ended September 30, 1995, 1996 and 1997, respectively.

  Purchase commitments

     The Company was committed to make future purchases under various purchase order arrangements with fixed price provisions aggregating approximately $12,923 and $26,152 at September 30, 1996 and 1997, respectively.

  Capital commitments

     The Company had approximately $15,800 in open capital commitments related to a manufacturing facility and computer hardware and software at September 30, 1997.

  Employment and consulting agreements

     NBTY has employment agreements with two of its officers. The agreements, which expire in January 2004, provide for minimum salary levels, including cost of living adjustments, and also contain provisions regarding severance and changes in control of the Company. The commitment for salaries as of September 30, 1997 was approximately $749 per year.

     Effective April 20, 1998, the Company entered into an employment agreement with a former stockholder and officer of Nutrition Headquarters Group who is currently an employee of the Company. Such agreement is for a one-year term, subject to extension at the sole option of the officer for two additional one-year terms, and requires an annual payment of $275.

     The Company also has a two-year consulting agreement with its former chairman and current director which expired on December 31, 1997. Such agreement required annual payments of approximately $350. The parties have renewed the agreement to provide services from January 1, 1998 through December 31, 2000. During this period, the consulting fee payable shall be fixed by the Board of Directors of the Company, provided that in no event will the consulting fee be at a rate lower than $400 per year with certain fringe benefits accorded other

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. COMMITMENTS--(CONTINUED)
executives of NBTY. In addition, an entity owned by a relative of an officer received sales commissions of $510, $417 and $541 in 1995, 1996 and 1997, respectively.

13. STOCK OPTION PLANS

     The Board of Directors approved the issuance of 6,660 non-qualified options on September 23, 1990, exercisable at $0.21 per share, which options terminate on September 23, 2000. In addition, on March 11, 1992, the Board approved the issuance of an aggregate of 5,400 non-qualified stock options to directors and officers, exercisable at $0.31 per share, and expiring on March 10, 2002. The exercise price of each of the aforementioned issuances was in excess of the market price at the date such options were granted.

     During fiscal 1997, options were exercised with 37 shares of common stock issued (prior to the aforementioned stock split) to certain officers and a director for $23. As a result of the exercise of those options, the Company received a compensation deduction for tax purposes of approximately $643 and a tax benefit of approximately $257 which was credited to capital in excess of par.

     During fiscal 1996, options were exercised with 872 shares of common stock issued (prior to the aforementioned stock split) to certain officers and directors for $11 and interest bearing notes in the amount of $584. As a result of the exercise of these options, the Company was entitled to a compensation deduction for tax purposes of approximately $3,145 and a tax benefit of approximately $1,274 which was credited to capital in excess of par.

     During fiscal 1995, options were exercised with 430 shares of common stock issued (prior to the aforementioned stock split) to certain officers and directors for $24 and an interest bearing note in the amount of $191. The promissory note, including interest, was paid by the surrender of 23 NBTY common shares to the Company at the prevailing market price. As a result of the exercise of these options, the Company was entitled to a compensation deduction of approximately $1,828 which resulted in a tax benefit of approximately $731 which was credited to capital in excess of par.


     A summary of stock option activity is as follows:

                                                1995                     1996                     1997
                                        ---------------------    ---------------------    ---------------------
                                                     WEIGHTED                 WEIGHTED                 WEIGHTED
                                                     AVERAGE                  AVERAGE                  AVERAGE
                                         NUMBER      EXERCISE     NUMBER      EXERCISE     NUMBER      EXERCISE
                                        OF SHARES     PRICE      OF SHARES     PRICE      OF SHARES     PRICE
                                        ---------    --------    ---------    --------    ---------    --------
Outstanding at beginning of year.....     8,475        $.24        7,185        $.25        4,569        $.25
Exercised............................     1,290         .17        2,616         .23          111         .31
                                        ---------    --------    ---------    --------    ---------    --------
Outstanding at end of year...........     7,185        $.25        4,569        $.25        4,458        $.25
                                        ---------    --------    ---------    --------    ---------    --------
                                        ---------    --------    ---------    --------    ---------    --------
Exercisable at end of year...........     7,185        $.25        4,569        $.25        4,458        $.25
                                        ---------    --------    ---------    --------    ---------    --------
                                        ---------    --------    ---------    --------    ---------    --------

     As of September 30, 1997, the weighted average remaining contractual life of outstanding options was 4 years. In addition, there were no options available for grant at September 30, 1995, 1996 or 1997.

14. EMPLOYEE BENEFIT PLANS

     The Company maintains defined contribution savings plans and an employee stock ownership plan. The accompanying financial statements reflect contributions to these plans in the approximate amount of $498, $489 and $1,209 for the years ended September 30, 1995, 1996 and 1997, respectively.

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15. LITIGATION

  L-tryptophan

     The Company and certain other companies in the industry have been named as defendants in cases arising out of the ingestion of products containing L-tryptophan. The Company had been named in more than 265 lawsuits, of which four are still pending against the Company. The other 261 lawsuits have been settled at no cost to the Company. The Company's supplier of L-tryptophan agreed to indemnify the Company and the other companies named in the lawsuits through the final resolution of all cases involving L-tryptophan. In addition, the supplier has posted, for the benefit of the Company and the other companies named in the lawsuits, a revolving, irrevocable letter of credit of $20,000 to be used in the event that the supplier is unable or unwilling to satisfy any claims or judgments. While not all of these suits quantify the amount demanded, the Company believes that the amount required to either settle these cases or to pay judgments rendered therein will be paid by the supplier or by the Company's product liability insurance carrier.

     While the outcome of any litigation is uncertain, it is the opinion of management and legal counsel of the Company that it is remote that the Company will incur a material loss as a result of the L-tryptophan litigation and claims. Accordingly, no provision for liability, if any, that may result therefrom has been made in the Company's financial statements.

  Shareholder litigation

     In October 1994, two lawsuits were commenced in the U.S. District Court, Eastern District of New York, against the Company and two of its officers. On October 17, 1997, a Memorandum of Understanding was entered into between the Company and the attorneys representing the Plaintiff class agreeing to an $8,000 ($4,400 cash, $3,600 stock) settlement of the lawsuit. Subsequently, the Company entered into a Capital Stipulation of Settlement calling for, among other things, a total cash payment of $8,000. The Company has been notified by its insurance carrier that it is willing to reimburse the Company to the extent of $2,400. Accordingly, as of September 30, 1997, the Company recorded a $5,600 provision for its portion of the settlement which, along with related legal fees of approximately $768, has been reflected separately in the statement of income.

  Other litigation

     The Company is also involved in miscellaneous claims and litigation which management believes, taken individually or in the aggregate, would not have a material adverse effect on the Company's financial position or its business.

16. FOREIGN OPERATIONS

     In connection with NBTY's recent acquisition of H&B which operates primarily in the United Kingdom, the Company has significantly expanded its operations outside of the United States. The following information has been summarized by geographic area as of September 30, 1997 and for the year then ended.

                                                                      IDENTIFIABLE                OPERATING
                                                                         ASSETS        SALES       INCOME
                                                                      ------------    --------    ---------
United States......................................................     $356,987      $328,839     $49,755
United Kingdom.....................................................      214,190        26,497      (3,281)
                                                                      ------------    --------    ---------
                                                                        $571,177      $355,336     $46,474
                                                                      ------------    --------    ---------
                                                                      ------------    --------    ---------

                          NBTY, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

17. RELATED PARTY TRANSACTIONS

     Nutrition Headquarters Group has outstanding promissory notes of $2,245, as described in Note 9, which are payable to a relative of a stockholder. Interest on the obligation amounted to approximately $224 for each of the three years ended September 30, 1995, 1996 and 1997.

     Nutrition Headquarters Group has outstanding loans to a stockholder in the aggregate amount of $301 and $617, as described in Note 9, as of September 30, 1996 and 1997, respectively. Interest on these loans amounted to approximately $29, $30 and $56 for the years ended September 30, 1995, 1996 and 1997, respectively.

     For the years ended September 30, 1995, 1996 and 1997, Nutrition Headquarters Group provided distributions to its stockholders in the aggregate amount of $6,750, $6,935 and $8,360, respectively.

18. SUBSEQUENT EVENTS

     In April 1998, the Company agreed to sell certain assets of its cosmetic pencil operation for approximately $6,000. The Company will receive $4,500 in cash with additional payments of $1,500 over the next three years. Revenues applicable to this business were $581, $577 and $1,875 for fiscal 1995, 1996 and 1997, respectively, and the related results of operations were insignificant.

                           NUTRO LABORATORIES, INC.

                              For the Years Ended
                       September 30, 1997, 1996 and 1995

                         Independent Auditors' Report



Board of Directors
Nutro Laboratories, Inc.


We have audited the accompanying balance sheets of Nutro Laboratories, Inc. as of September 30, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutro Laboratories, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years ended September 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.



                                               AMPER, POLITZINER & MATTIA P.A.

November 7, 1997,
  except for Note 12, dated April 20, 1998
Princeton, New Jersey

                           NUTRO LABORATORIES, INC.
                                Balance Sheets
                                 September 30,

                                                                                    1997                 1996
                                                                             ----------------      ----------------
                                    Assets

Current assets
   Cash                                                                      $         33,244      $         38,629
   Accounts receivable - less allowance for doubtful
     accounts of $125,000                                                           3,951,960             3,189,329
   Inventory                                                                        4,625,167             3,658,684
   Prepaid expenses and other current assets                                          145,527                63,190
                                                                             ----------------      ----------------
                                                                                    8,755,898             6,949,832

Property and equipment, net of accumulated depreciation                             5,656,675             5,564,626

Loans receivable - officer                                                             85,707                37,896

Deposits and other assets                                                             685,057                74,389
                                                                             ----------------      ----------------

                                                                             $     15,183,337      $     12,626,743
                                                                             ================      ================

                     Liabilities and Stockholders' Equity

Current liabilities
   Demand note payable                                                       $      1,873,489      $      2,632,590
   Current maturities of long-term debt                                               504,891               471,651
   Accounts payable - trade                                                         3,066,428             2,401,708
   Accrued expenses and other current liabilities                                     742,370               639,289
                                                                             ----------------      ----------------
                                                                                    6,187,178             6,145,238
                                                                             ----------------      ----------------
Other liabilities
   Long-term debt, net of current maturities                                        2,821,071             2,893,785
   Notes payable - officer                                                            195,000               195,000
                                                                             ----------------      ----------------
                                                                                    3,016,071             3,088,785
                                                                             ----------------      ----------------

Commitments and contingent liabilities                                                      -                     -

Stockholders' equity
   Common stock; no par value, 1,000 shares authorized,
     100 shares issued and outstanding                                                  1,000                 1,000

   Paid-in capital                                                                    249,000               249,000
   Retained earnings                                                                5,730,088             3,142,720
                                                                             ----------------      ----------------
                                                                                    5,980,088             3,392,720
                                                                             ----------------      ----------------

                                                                             $     15,183,337      $     12,626,743
                                                                             ================      ================

                See accompanying notes to financial statements.

                           NUTRO LABORATORIES, INC.
                           Statements of Operations
                       For the Years Ended September 30,

                                                               1997                 1996                  1995
                                                        -----------------    -----------------    -----------------
Net sales                                               $     28,949,635     $     27,603,460     $     27,653,165

Cost of goods sold                                            21,030,026           22,078,619           22,344,068
                                                        -----------------    -----------------    -----------------

Gross profit                                                   7,919,609            5,524,841            5,309,097

Selling, general and administrative
   expenses                                                    3,988,864            3,961,854            4,332,357
                                                        -----------------    -----------------    -----------------

Earnings from operations                                       3,930,745            1,562,987              976,740
                                                        -----------------    -----------------    -----------------

Other income (expense)
   Gain on sale of property and
     equipment                                                     4,000               42,754                    -
   Interest expense                                             (546,712)            (583,352)            (549,223)
   Litigation expense                                           (625,583)                   -                    -
                                                        -----------------    -----------------    -----------------
                                                              (1,168,295)            (540,598)            (549,223)
                                                        -----------------    -----------------    -----------------

Earnings before provision for state
   income tax                                                  2,762,450            1,022,389              427,517

Provision for state income tax                                    50,082               11,200                9,400
                                                        -----------------    -----------------    -----------------


Net income                                              $      2,712,368     $      1,011,189     $        418,117
                                                        =================    =================    =================

                See accompanying notes to financial statements.

                           NUTRO LABORATORIES, INC.
                      Statements of Stockholders' Equity
                       For the Years Ended September 30,

                                              Common Stock
                                      ---------------------------     Additional
                                         Shares                         Paid in         Retained
                                      Outstanding        Amount         Capital         Earnings           Total
                                      -----------     -----------   --------------   --------------   ---------------
Balance, October 1, 1994                    100       $     1,000   $      249,000   $   1,940,914    $    2,190,914

Net income                                    -                 -                -         418,117           418,117
                                        -------       -----------   --------------   --------------   ---------------

Balance, September 30, 1995                 100             1,000          249,000       2,359,031         2,609,031

Net income                                    -                 -                -       1,011,189         1,011,189

Dividends                                     -                 -                -        (227,500)         (227,500)
                                        -------       -----------   --------------   --------------   ---------------

Balance, September 30, 1996                 100             1,000          249,000       3,142,720         3,392,720

Net income                                    -                 -                -       2,712,368         2,712,368

Dividends                                     -                 -                -        (125,000)         (125,000)
                                        -------       -----------   --------------   --------------   ---------------

Balance, September 30, 1997                 100       $     1,000   $      249,000   $   5,730,088    $    5,980,088
                                        =======       ===========   ==============   ==============   ===============

                See accompanying notes to financial statements.

                           NUTRO LABORATORIES, INC.
                           Statements of Cash Flows
                       For the Years Ended September 30,

                                                                  1997                1996                1995
                                                            ----------------     ---------------    ---------------
Cash flows from operating activities
   Net income                                               $     2,712,368      $    1,011,189     $      418,117
                                                            ----------------     ---------------    ---------------
   Adjustments to reconcile net income to
     net cash from operating activities
       Depreciation                                                 615,065             604,714            523,049
       Bad debt expense                                                   -              67,009                180
       Gain on sale of property and equipment                        (4,000)            (42,754)                 -
       Deferred tax expense                                               -                   -              1,995
       (Increase) decrease in
         Accounts receivable                                       (762,631)           (122,557)          (383,616)
         Inventory                                                 (966,483)            868,695            330,159
         Prepaid expenses and other current assets                  (82,337)             34,983             10,220
         Deposits and other assets                                  (10,668)            (71,989)            50,790
       Increase (decrease) in
         Accounts payable - trade                                   664,720            (947,078)          (982,855)
         Accrued expenses and other current
            liabilities                                             103,081             (47,531)           209,172
                                                            ----------------     ---------------    ---------------
               Total adjustments                                   (443,253)            343,492           (240,906)
                                                            ----------------     ---------------    ---------------

                                                                  2,269,115           1,354,681            177,211
                                                            ----------------     ---------------    ---------------
Cash flows from investing activities
   Payments for purchase of property and equipment                 (707,114)           (425,149)          (545,633)
   Proceeds from sale of property and equipment                       4,000              55,880                  -
   Payment for other assets                                        (263,645)                  -                  -
   Increase in loans receivable - officer                           (47,811)            (36,192)           (30,951)
   Proceeds from loans receivable - officer                               -              75,441              5,200
                                                            ----------------     ---------------    ---------------
                                                                 (1,014,570)           (330,020)          (571,384)
                                                            ----------------     ---------------    ---------------
Cash flows from financing activities
   Net (payments) proceeds under demand note
     payable                                                       (759,101)           (352,902)           777,702
   Proceeds from long-term debt                                      99,800                   -             19,764
   Principal payments of long-term debt                            (475,629)           (406,630)          (410,000)
   Dividends                                                       (125,000)           (227,500)                 -
                                                            ----------------     ---------------    ---------------
                                                                 (1,259,930)           (987,032)           387,466
                                                            ----------------     ---------------    ---------------

Net change in cash                                                   (5,385)             37,629             (6,707)


Cash - beginning                                                     38,629               1,000              7,707
                                                            ----------------     ---------------    ---------------

Cash - ending                                               $        33,244      $       38,629     $        1,000
                                                            ================     ===============    ===============


Supplemental disclosure of cash paid
   Interest                                                 $       558,898      $      591,356     $      540,163
   Income taxes                                                      50,082                   -             14,280

                See accompanying notes to financial statements.

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 1 -   Summary of Significant Accounting Policies

           Business Activity

           The operations of Nutro Laboratories, Inc., (the "Company"), are primarily manufacturing private label and contract pharmaceutical vitamins and related products in New Jersey which are sold in bulk to distributors or are further packaged and sold to retailers throughout the United States.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Inventory

           Inventory is valued at the lower of cost (first-in, first-out basis) or market.

           Property and Equipment

           Property and equipment is stated at cost less accumulated depreciation. Capitalized leases are included in equipment at the present value of future minimum lease payments at the date of acquisition. Depreciation is provided using the straight-line method as follows:


                                                         Estimated Useful Life
                                                         ---------------------
           Building                                             40 years
           Machinery and equipment                          3 - 10 years
           Furniture and office equipment                       10 years
           Leasehold improvements                           8 - 20 years

           Income Taxes

           The Company has elected to be taxed as an S-Corporation for federal and state tax purposes. Under this election, the profits, losses, credits and deductions of the Company are passed through to the individual stockholders. New Jersey taxes the Company at approximately 2% of taxable income.

Note 2 -   Inventory

                                                     September 30,
                                               1997                 1996
                                        ----------------      ---------------
           Raw materials                $      2,117,814      $     1,626,173
           Work-in-process                       884,684              669,334
           Finished goods                      1,622,669            1,363,177
                                        ----------------      ---------------
                                        $      4,625,167      $     3,658,684
                                        ================      ===============

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 3 -   Property and Equipment

                                                         September 30,
                                                    1997              1996
                                               --------------    -------------

           Building                            $    1,987,090    $   1,987,090
           Land                                       591,100          591,100
           Machinery and equipment                  6,262,411        5,617,731
           Furniture and office equipment             375,889          366,579
           Leasehold improvements                   1,138,756        1,085,632
                                               --------------    -------------
                                                   10,355,246        9,648,132
           Accumulated depreciation                 4,698,571        4,083,506
                                               --------------    -------------


                                               $    5,656,675    $   5,564,626
                                               ==============    =============

           Depreciation expense (including amortization of leasehold improvements and capitalized leases) for the years ended September 30, 1997, 1996 and 1995 was $615,065, $604,714 and $523,049,
           respectively.

           Equipment costs subject to capitalized leases at September 30, 1997 and 1996 totaled $122,368 and $22,568, with related accumulated depreciation of $25,895 and $21,065, respectively.

Note 4 -   Demand Note Payable

                                                                            September 30,
                                                                       1997                1996
                                                                 --------------      ---------------
           Revolving loan agreement payable on demand,
           bearing interest (payable monthly) at prime
           plus .75%, collateralized by accounts
           receivable, inventory and equipment. This
           agreement has a maximum borrowing limit of
           85% of qualified accounts receivable and 35%
           of qualified inventory, with an overall
           borrowing limit of $5,000,000.                        $    1,873,489      $     2,632,590
                                                                 ==============      ===============

           The prime rate of interest as of September 30, 1997 and 1996 was 8.5% and 8.25%, respectively.

           The note agreement places restrictions on dividend payments, capital expenditures and contains requirements for maintaining defined levels of working capital, capital funds, as well as various financial ratios including debt to equity.

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 5 -   Accrued Expenses and Other Current Liabilities

           Included in accrued expenses and other current liabilities is as follows:


                                                      September 30,
                                                 1997                 1996
                                           --------------      ---------------

           Accrued customer rebates        $      327,000      $       330,200
           Accured expenses                       208,500              231,300
           Other                                  206,870               77,789
                                           --------------      ---------------

                                           $      742,370      $       639,289
                                           ==============      ===============

Note 6 -   Long-term Debt

                                                                                      September 30,
                                                                                1997                 1996
                                                                           --------------      ---------------
           Installment note payable to a bank due in monthly
           payments of $18,264 plus interest at prime plus .75%,
           maturing May 1999, collateralized by accounts
           receivable, inventory and equipment.                            $      383,543      $       602,711

           Note payable to an affiliate (see Note 9) due in
           monthly payments of $8,333 plus interest at
           prime, maturing May 2000.                                              258,343              358,339

           Note payable to a bank due in monthly payments of
           $15,816, including interest, maturing April 2016.
           Interest is fixed at 8.15% per annum through April
           2001. Thereafter interest will be adjusted every five
           years. The note is collateralized by the building and
           land.                                                                1,814,135            1,852,280

           Note payable to the stockholder due in monthly
           payments of $2,332, including interest at 8%,
           maturing March 2001.                                                    85,361              105,530

           Note payable due in monthly payments of $9,330,
           including interest at 8%, maturing March 2001.                         341,430              422,112

           Note payable to the stockholder due in quarterly pay-
           ments of $8,780, including interest at 8.5% maturing
           June 2017.                                                             336,355                    -

           Other                                                                  106,795               24,464
                                                                           --------------      ---------------
                                                                                3,325,962            3,365,436
           Less current maturities                                                504,891              471,651
                                                                           --------------      ---------------

           Long-term debt, net of current maturities                       $    2,821,071      $     2,893,785

                                                                           ==============      ===============

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 6 -      Long-term Debt (continued)

              The approximate aggregate amount of long-term debt maturing in each of the subsequent years ending September 30 is as follows:

              1998                                               $    504,900
              1999                                                    462,700
              2000                                                    266,800
              2001                                                    157,500
              2002                                                     85,800

              The prime rate of interest as of September 30, 1997 and 1996 was 8.5% and 8.25%, respectively.

Note 7 -      Retained Earnings

                                                                           September 30,
                                                            1997               1996               1995
                                                       --------------     --------------    --------------
              Accumulated adjustments account          $    5,174,247     $    2,586,879    $    1,803,190
              Other retained earnings                         555,841            555,841           555,841
                                                       --------------     --------------    --------------

                                                       $    5,730,088     $    3,142,720    $    2,359,031
                                                       ==============     ==============    ==============

Note 8 -      Income Taxes

              The Company has the following carryforwards available for federal tax purposes: investment tax credits of $57,500, expiring through March 2001, and federal net operating losses of $176,500, expiring through March 2004. These carryforwards will not be available for use by the Company as long as it maintains its election to be taxed as an S-Corporation.


Note 9 -      Employee Retirement Plans

              The Company's profit sharing plan calls for discretionary contributions up to a maximum of 15% of the payroll of qualified employees. The plan defines qualified employees as those over age 21, with one year of service with the Company.

              The Company has a 401(k) pension plan whereby qualified employees can make voluntary contributions to the plan. The plan does not require the Company to match any portion of the employees' contributions.

              There was no retirement plan expense for the years ended September 30, 1997, 1996 and 1995.

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 10 -     Related Party Transactions

              Loans Receivable - Officer

              Loans to officer, non-interest bearing, payable in weekly installments of at least $100.

              Notes Payable - Officer

              Notes payable - officer, represents $195,000 loaned to the Company by the stockholder. The note is a two year term note due in September 1998, bearing interest at 10%. The note is subordinated to the bank debt described in Notes 4 and 5.

              Interest expense to related parties, which include notes payable
              - officer, notes payable stockholder (see Note 5) and note payable - affiliate (see Note 5), for the years ended September 30, 1997, 1996 and 1995 totaled $65,790, $56,523 and $62,200, respectively.

              Sales and Purchases

              The stockholder of the Company directly owns a one-third interest and indirectly owns an additional one-third interest in an affiliated company. All transactions between the companies are summarized as follows for the years ended September 30:


                                               1997               1996               1995
                                          --------------     --------------    --------------
              Sales                       $    2,493,660     $    2,189,765    $    2,405,736
              Purchases                          151,786            101,780                 -
              Accounts receivable                115,778             25,769                 -

              Rent Expense

              The Company leased its location from a partnership in which the principal stockholder had a 20% interest until March 1996 when the Company purchased the facility from the partnership. (See
              Note 10.)

              Rent expense for the year ended September 30, 1996 and 1995 was $166,105 and $366,583, respectively.

              Other Assets

              Included in other assets is investment property purchased from the stockholder of the Company for $600,000. The Company plans to sell this property.

                           NUTRO LABORATORIES, INC.
                         Notes to Financial Statements


Note 11 -     Non-cash Investing and Financing Activities

              During the year ended September 30, 1997, the Company purchased property from the stockholder of the Company. In conjunction with the acquisition, the liability was assumed as follows:

              Cost of property acquired                           $   600,000
              Cash paid                                               263,645
                                                                  -----------

              Liability assumed - note payable to stockholder     $   336,355
                                                                  ===========

              During the year ended September 30, 1996, the Company purchased a building and land for $2,578,190. In conjunction with the acquisition, liabilities were assumed as follows:

              Cost of building and land acquired                  $ 2,578,190

              Cash paid                                                34,657
                                                                  -----------

              Liabilities assumed                                 $ 2,543,533
                                                                  ===========

              Liabilities assumed:
                  Note payable to bank                            $ 1,870,000
                  Note payable to related partnership                 583,333
                  Accounts payable to related partnership              90,200
                                                                  -----------

                                                                  $ 2,543,533
                                                                  ===========

Note 12 -     Subsequent Event

              On April 20, 1998, the stockholders of the Company completed the sale of all their shareholdings in exchange for shares in NBTY, Inc. in a transaction accounted for as a pooling of interests. The accompanying financial statements do not include any adjustments which may arise as a result of this transaction.

                       NUTRITION HEADQUARTERS, INC. AND
                               LEE NUTRITION, INC.

                          COMBINED FINANCIAL STATEMENTS

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1997

Report of Independent Accountants


To the Board of Directors and Stockholders of Nutrition Headquarters, Inc. and
  Lee Nutrition, Inc.:



We have audited the accompanying combined balance sheets of Nutrition Headquarters, Inc. and Lee Nutrition, Inc. (both S Corporations) (collectively, the "Companies") as of September 30, 1997 and 1996, and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Nutrition Headquarters, Inc. and Lee Nutrition, Inc. as of September 30, 1997 and 1996, and the combined results of their operations and their combined cash flows for the each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.



                                        /s/ Coopers & Lybrand L.L.P.



St. Louis, Missouri
November 21, 1997, except for Note 7,
      as to which the date is April 20,
      1998

Nutrition Headquarters, Inc. and

Lee Nutrition, Inc.

Combined Balance Sheets
September 30, 1997 and 1996



                                       ASSETS                                              1997              1996

 Current assets:
     Cash and cash equivalents                                                        $     1,810,171   $     3,483,117

     Accounts receivable, net of allowance of approximately                                   298,019           268,083
          $6,000

     Inventories                                                                            6,055,925         5,630,524

     Prepaid expenses                                                                          80,559           109,906
                                                                                      ----------------  ----------------

          Total current assets                                                              8,244,674         9,491,630
                                                                                      ----------------  ----------------

 Property, plant and equipment, net                                                         4,353,867         3,126,655
                                                                                      ----------------  ----------------




 Other assets:
     Deferred advertising                                                                     146,443           237,199

     Due from affiliated company                                                              258,343           358,339

     Deposits and other assets                                                                180,353           134,957

     Mailing list, net                                                                        855,572         1,400,672
                                                                                      ----------------  ----------------

          Total other assets                                                                1,440,711         2,131,167
                                                                                      ----------------  ----------------

             Total assets                                                             $    14,039,252   $    14,749,452
                                                                                      ================  ================

                                       36



                        LIABILITIES AND SHAREHOLDERS' EQUITY                               1997              1996

 Current liabilities:
     Current portion of long-term debt                                                $        97,558   $     1,460,427
     Accounts payable                                                                       2,624,043         2,742,280
     Deferred revenue on unfilled orders                                                      205,484           336,219
     Accrued expenses and other current liabilities                                           438,112           447,403
                                                                                      ----------------  ----------------

          Total current liabilities                                                         3,365,197         4,986,329
                                                                                      ----------------  ----------------

 Long-term liabilities:
     Long-term debt, net of current portion                                                 2,244,992         2,342,550
                                                                                      ----------------  ----------------



 Shareholders' equity:
     Nutrition Headquarters, Inc.:
       Common stock, $1 par value; authorized, 200 shares;
             issued, 99 shares                                                                     99                99
       Additional paid-in capital                                                              17,499            17,499

     Lee Nutrition, Inc.:
       Common stock, $1 par value; authorized, 200 shares;
             issued, 99 shares                                                                     99                99
       Additional paid-in capital                                                               2,301             2,301

     Retained earnings                                                                      8,409,065         7,400,575
                                                                                      ----------------  ----------------

          Total shareholders' equity                                                        8,429,063         7,420,573
                                                                                      ----------------  ----------------

             Total liabilities and shareholders' equity                               $    14,039,252   $    14,749,452
                                                                                      ================  ================



          The accompanying notes are an integral part of the combined financial statements.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Combined Statements of Operations

for the years ended September 30, 1997, 1996 and 1995



                                                                         1997              1996               1995

 Net sales                                                          $    50,917,176   $    50,431,869    $   50,428,916
 Cost of sales                                                           26,534,829        26,924,429        27,269,553
                                                                    ----------------  ----------------   ---------------

          Gross profit                                                   24,382,347        23,507,440        23,159,363

 Operating expenses:
     Selling, general and administrative                                 14,279,320        14,465,669        14,507,719
     Depreciation and amortization                                          838,497           844,630           782,605
                                                                    ----------------  ----------------   ---------------

             Income from operations                                       9,264,530         8,197,141         7,869,039

 Other income (expense):
     Interest expense                                                     (295,602)         (437,384)         (607,917)
     Other income, principally interest                                     211,667           218,781           208,555
     Gain on sale of property and equipment                                 220,895
                                                                    ----------------  ----------------   ---------------

             Total other income (expense), net                              136,960         (218,603)         (399,362)
                                                                    ----------------  ----------------   ---------------

               Income before provision
                    for state income taxes                                9,401,490         7,978,538         7,469,677

 Provision for state income taxes                                           158,000           136,000           118,892
                                                                    ----------------  ----------------   ---------------

                  Net income                                        $     9,243,490   $     7,842,538    $    7,350,785
                                                                    ================  ================   ===============


           The accompanying notes are an integral part of the combined financial statements.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Combined Statements of Shareholders' Equity for the years ended September 30, 1997, 1996 and 1995




                                          Nutrition Headquarters,          Lee Nutrition, Inc.
                                                    Inc.
                                         ---------------------------   ----------------------------

                                                         Additional                    Additional
                                           Common         Paid-in         Common         Paid-in       Retained
                                            Stock         Capital          Stock         Capital       Earnings         Total

 Balance October 1, 1994                 $        99    $    17,499    $         99   $      2,301   $  5,665,252   $  5,685,250

 Net income                                                                                             7,350,785      7,350,785
 Dividends paid                                                                                       (6,750,000)    (6,750,000)
                                         ------------   ------------   -------------  -------------  -------------  -------------

 Balance, September 30, 1995                      99         17,499              99          2,301      6,266,037      6,286,035

 Net income                                                                                             7,842,538      7,842,538
 Dividends paid                                                                                       (6,708,000)    (6,708,000)
                                         ------------   ------------   -------------  -------------  -------------  -------------

 Balance, September 30, 1996                      99         17,499              99          2,301      7,400,575      7,420,573

 Net income                                                                                             9,243,490      9,243,490
 Dividends paid                                                                                       (8,235,000)    (8,235,000)
                                         ------------   ------------   -------------  -------------  -------------  -------------

 Balance, September 30, 1997             $        99    $    17,499    $         99   $      2,301   $  8,409,065   $  8,429,063
                                         ============   ============   =============  =============  =============  =============



                     The accompanying notes are an integral
                   part of the combined financial statements.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Combined Statements of Cash Flows
for the years ended September 30, 1997, 1996 and 1995




                                                                                 1997           1996           1995

 Cash flows from operating activities:
    Net income                                                               $  9,243,490   $  7,842,538   $  7,350,785

    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                              845,327        862,714        808,261
       Net gain on sale of property                                             (220,895)

    Changes in assets and liabilities:
       Accounts receivable                                                       (29,936)       (52,170)        295,818
       Inventories                                                              (425,401)        112,911      (110,352)
       Prepaid expenses and other assets                                          120,103        142,954      (272,965)
       Accounts payable                                                           226,763         16,660        677,908
       Accrued expenses and other liabilities                                   (140,026)       (77,261)         44,083
                                                                             -------------  -------------  -------------

         Net cash provided by operating activities                              9,619,425      8,848,346      8,793,538
                                                                             -------------  -------------  -------------

 Cash flows from investing activities:
    Purchases of property, plant and equipment                                (1,912,837)      (634,173)      (612,957)
    Proceeds from sale of property                                                268,540         94,932
    Repayments of loans to affiliated company                                      99,996         99,996         41,665
    Other                                                                        (52,643)         42,251      (102,189)
                                                                             -------------  -------------  -------------

         Net cash used in investing activities                                (1,596,944)      (396,994)      (673,481)
                                                                             -------------  -------------  -------------

 Cash flows from financing activities:
    Dividends paid                                                            (8,235,000)    (6,708,000)    (6,750,000)
    Repayment of long-term debt                                               (1,460,427)    (1,457,026)    (1,559,785)
                                                                             -------------  -------------  -------------

         Net cash used in financing activities                                (9,695,427)    (8,165,026)    (8,309,785)
                                                                             -------------  -------------  -------------

           (Decrease) increase in cash and cash equivalents                   (1,672,946)        286,326      (189,728)

 Cash and cash equivalents, beginning of year                                   3,483,117      3,196,791      3,386,519
                                                                             -------------  -------------  -------------

 Cash and cash equivalents, end of year                                      $  1,810,171   $  3,483,117   $  3,196,791
                                                                             =============  =============  =============

 Supplemental disclosure of cash flow information:
    Cash paid for interest                                                   $    292,013   $    448,336   $    584,761
                                                                             =============  =============  =============

    Cash paid for state income taxes                                         $    147,916   $    108,969   $     99,979

                                                                             =============  =============  =============



                     The accompanying notes are an integral
                   part of the combined financial statements.

  1.   Basis of Presentation, Organization and Accounting Policies:

       Basis of Presentation: The financial statements of Nutrition Headquarters, Inc. ("Nutrition Headquarters") and Lee Nutrition, Inc. ("Lee Nutrition") (the "Companies") are presented on a combined basis as the Companies have common stockholders, management, operating facilities, bank borrowing agreements and business purpose. Intercompany balances and transactions have been eliminated in the combination.

       Nature of Business: The Companies are primarily engaged in the national mail order marketing of vitamins and health foods. Brunswick Laboratories, a manufacturing division of Nutrition Headquarters, supplies mail order products to the Companies, as well as to unrelated customers and a related party as described in Note 7. Brunswick Laboratories extends unsecured credit to customers throughout the United States.

       Cash and Cash Equivalents: Cash and cash equivalents include cash and deposits with financial institutions which are readily convertible to known amounts of cash with original maturities of three months or less.

       A substantial portion of the Companies' cash is deposited in two financial institutions. The balances maintained at one of these financial institutions, amounting to $2,153,530 and $3,085,823 at September 30, 1997 and 1996, respectively, are invested nightly in one day Treasury Fund Dollar deposits.

       Inventories: Inventories are stated at the lower of cost or market. Cost is determined on a FIFO (first-in, first-out) method of valuation.

       Property, Plant and Equipment: Property, plant and equipment are recorded at cost. Capital leases are recorded at the lower of fair market value or the present value of future lease payments. Buildings and building improvements are depreciated over 31.5 or 39 years using the straight-line method. Equipment is depreciated on the straight-line method over the estimated useful lives of the assets (three to seven years).

       Expenditures for repairs and maintenance are charged to expense as incurred; expenditures for betterments and major renewals which substantially increase the useful life of the asset are capitalized. At retirement or sale, the cost of the assets and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the combined statements of income.

       Mailing List: The mailing list is recorded at cost and is being amortized on the double-declining-balance method over a life of fourteen years. Amortization expense amounted to approximately $200,100, $233,400 and $272,400 for the years ended September 30, 1997, 1996 and 1995, respectively.

       Fair Values of Instruments: The recorded amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt approximate their fair values. Fair values for long-term debt are estimated using current interest rates at September 30, 1997.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Notes to Combined Financial Statements, Continued

  1.   Basis of Presentation, Organization and Accounting Policies, continued:

       Revenue Recognition: Substantially all mail order sales are received with payments accompanying the order. Sales and related cost of sales are recognized as the merchandise is shipped. Amounts received from customers for unfilled orders, amounting to $205,484 and $336,219 at September 30, 1997 and 1996, respectively, are reflected as deferred revenue on the balance sheet.

       Advertising: The cost of direct-response advertising in magazines and periodicals which is determined to be recoverable from the gross profit on related sales is expensed ratably throughout the related response period (which is less than one year) based upon the amount of sales revenue received compared to the estimated total sales response for the respective advertisement. Advertising costs amounting to $146,443 and $237,199 at September 30, 1997 and 1996, respectively, which relate to a response period in the subsequent fiscal year, and are presented as deferred advertising in the balance sheet.

       The direct costs of catalogs and postage for catalog mailings are expensed as the catalogs are mailed.

       Advertising expense amounted to approximately $8,398,100, $8,746,400 and $8,530,200 for the years ended September 30, 1997, 1996 and 1995, respectively.

       Research and Development: The cost of research and development is expensed as incurred. Research and development costs for the years ended September 30, 1997, 1996 and 1995 were not significant.


       Tax Status: The Companies have each elected for federal income tax purposes to be treated as S Corporations under provisions of the Internal Revenue Code. Accordingly, for federal and certain state income tax purposes, taxable income or loss of the Companies is reported to the individual shareholders for inclusion in their respective income tax returns with no provision for these taxes included in the combined statements of operations. In certain states, however, the Companies are subject to corporate income taxes and, accordingly, a related provision for state income taxes is included in the combined statements of operations.

       The Companies have elected a December 31 year-end for income tax purposes. Primarily as a result of prior acquisitions, differences exist in the carrying values and methods of accounting for certain assets and liabilities for financial reporting and income tax purposes.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Notes to Combined Financial Statements, Continued

  1.   Basis of Presentation, Organization and Accounting Policies, continued:

       Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  2.   Inventories:

       Inventories consist of the following at September 30, 1997 and 1996:


                                                                                           1997              1996

        Raw materials                                                                 $       702,348   $       723,287
        Work in process                                                                       234,248           291,309
        Finished goods                                                                      5,119,329         4,615,928
                                                                                      ----------------  ----------------

                                                                                      $     6,055,925   $     5,630,524
                                                                                      ================  ================



  3.   Property, Plant and Equipment:

       Property, plant and equipment consist of the following at September 30, 1997 and 1996:


                                                                                           1997              1996

        Land                                                                          $       194,631   $       194,631
        Buildings and building improvements                                                 1,616,058         1,366,057
        Machinery and equipment                                                             2,916,679         2,761,622
        Office furniture and equipment                                                        457,322           389,901
        Computer equipment under capital leases                                               218,613           218,613
        Computer equipment                                                                    580,368           555,938
        Transportation equipment                                                            1,496,392            96,392
        Land and buildings held for sale, net of valuation allowance                                             90,406
                                                                                      ----------------  ----------------

                                                                                            7,480,063         5,673,560

        Less accumulated depreciation and amortization                                    (3,126,196)       (2,546,905)
                                                                                      ----------------  ----------------

                                                                                      $     4,353,867   $     3,126,655
                                                                                      ================  ================

                                       43

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.

Notes to Combined Financial Statements, Continued

  3.   Property and Equipment, continued:

       Depreciation expense and amortization of capital leases amounted to approximately $638,000, $607,700 and $503,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

       Accumulated amortization on computer equipment under capital leases amounted to $137,937 and $106,706 at September 30, 1997 and 1996,
       respectively.

       In prior years the Companies established a valuation allowance of $218,000 related to its land and buildings held for sale since the estimated fair values of the properties were less than their respective carrying values. In fiscal year 1997, the Companies sold these properties for a gain of $220,895.



  4.   Long-Term Debt:

       Long-term debt consists of the following at September 30, 1997 and 1996:



                                                                                              1997              1996

           Senior bank debt; interest per annum at the prime rate (prime at
                September 30, 1997 was 8.50% per annum); collateralized by substantially all of the assets of the Companies and a pledge of the capital stock of the Companies; guaranteed
                by the stockholders.  Repaid in October 1997                             $        44,338   $       576,388

           First subordinated promissory notes; $866,667 principal payable in 8 monthly installments of $108,333 commencing October 1996 and ending May 1997; interest per annum at the lower of 10% or the prime rate plus 2% (prime at September 30, 1997 was 8.50% per annum); collateralized by a first subordinate pledge of the
                capital stock of the Companies and guaranteed by the stockholders                                  866,667

           Second subordinated promissory notes; payable to a relative of the Companies' shareholders; principal payable in April 2011;
                interest per annum at the lower of 10% or the prime rate plus 2%
                (prime at September 30, 1997 was 8.50% per annum);
                collateralized by a second subordinate pledge of capital stock of the Companies
                and guaranteed by the stockholders                                             2,244,992         2,244,992

           Other                                                                                  53,220           114,930
                                                                                         ----------------  ----------------

                                                                                               2,342,550         3,802,977
           Less current portion                                                                 (97,558)       (1,460,427)
                                                                                         ----------------  ----------------

                                                                                         $     2,244,992   $     2,342,550
                                                                                         ================  ================

                                       44

Nutrition Headquarters, Inc. and

Lee Nutrition, Inc.

Notes to Combined Financial Statements, Continued


  4.   Long-Term Debt, continued:

       On April 30, 1997 the Companies completed an agreement which will provide for an additional term loan of $1,100,000. The terms of the loan agreement provide for repayment in sixty monthly installments with interest at 8.5% per annum. As of September 30, 1997, no funds were advanced under this agreement.

       The Companies' bank credit agreements, as amended, also provide for borrowings under a revolving loan arrangement up to the lesser of $2,500,000 or an amount based on specified percentages of the Companies' accounts receivable and inventory as defined in the agreement. Interest is payable monthly at the prime rate per annum. The revolving loan has a maturity of March 31, 1999. There were no borrowings under this agreement during the years ended September 30, 1997 or 1996.

       The bank term loan and bank credit agreements, as amended, are cross-collateralized by substantially all of the assets of the Companies and a pledge of the capital stock of the Companies. In addition, the Companies' president (a stockholder) and his wife (a beneficiary of a stockholder trust) have provided personal guarantees.

       Interest expense incurred on the Senior bank debt was approximately $24,400, $70,300 and $117,100 for the years ended September 30, 1997,
       1996 and 1995, respectively. Interest expense incurred on subordinated debt was approximately $256,800, $319,000 and $435,500 for the years ended September 30, 1997, 1996 and 1995, respectively.

       Nutrition Headquarters is the lessee of certain computer equipment under capital leases expiring in May 1998. The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments as of September 30, 1997:


        Year ending September 30, 1998                          $       55,085
        Less amount representing interest                              (1,865)
                                                                ---------------

           Present value of future minimum lease payments       $       53,220
                                                                ===============

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.


Notes to Combined Financial Statements, Continued


  5.   Related Party Transactions:

       The president of the Companies is also the majority stockholder in Nutro Laboratories, Inc. ("Nutro"). Transactions with Nutro for the years ended September 30, 1997, 1996 and 1995 include the following:


                                                                        1997            1996           1995

        Purchases by Nutrition Headquarters from Nutro,
             primarily bulk vitamins, net of sales to
             Nutro of $151,786, $101,780 and $ -0- in
             1997, 1996 and 1995, respectively                       $ 2,341,874    $  2,087,985   $  2,405,736
                                                                     ============   =============  =============

        Receipt by Nutrition Headquarters of loan repayment
             from Nutro                                              $    99,996          99,996   $     41,665
                                                                     ============   =============  =============


       The balances due to and from Nutro were as follows at September 30, 1997 and 1996:


                                                                                           1997              1996

        Due to Nutro (included in accounts payable)                                   $       115,778   $        25,769
                                                                                      ================  ================

        Loans to Nutro (included in due from affiliated company)                      $       258,343   $       358,339
                                                                                      ================  ================


       Amounts due from Nutro, included in due from affiliated company in the accompanying combined balance sheets, bear interest at the prime interest rate per annum as listed in the Wall Street Journal on the first business day of each month. Principal is payable in monthly installments of $8,333 beginning June 1995 through May 2000. Interest income earned on the loan amounted to approximately $26,100, $34,800 and $42,700 for the years ended September 30, 1997, 1996 and 1995, respectively.

       The second subordinated promissory notes of $2,244,992 described in Note

       4 are payable to a relative of the Companies' shareholders. Interest expense on the obligations amounted to approximately $224,000, $225,000 and $224,000 for the years ended September 30, 1997, 1996, and 1995, respectively.

Nutrition Headquarters, Inc. and
Lee Nutrition, Inc.


  6.   Commitments:

       The Companies lease certain property used in operations. Rent expense for the years ended September 30, 1997, 1996 and 1995 under operating leases was approximately $101,900, $113,300 and $110,300, respectively.

       Future minimum operating lease payments for the years ended September 30 are as follows:



                1998                                      $       16,428
                1999                                              16,428
                2000                                              13,690
                                                          ---------------

                                                          $       46,546
                                                          ===============


  7.   Subsequent Event:

       On April 20, 1998, the shareholders of the Companies and Nutro completed the sale of all of their respective shareholdings in Nutrition, Lee and Nutro in exchange for shares in NBTY, Inc. in a transaction accounted for as a pooling of interests. The accompanying combined financial statements do not include any adjustments which may arise as a result of this transaction.

                          NBTY, INC. and SUBSIDIARIES
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS

                       (Dollars and shares in thousands)

                                    ASSETS

                                                                 September 30,     March 31,
                                                                     1997             1998
                                                                                   (unaudited)
Current assets:
   Cash and cash equivalents                                     $    20,262       $  19,097
   Short-term investments                                              8,362               -
   Accounts receivable, less
      allowance for doubtful accounts
      of $1,116 in 1997
      and $1,110 in 1998                                              19,603          20,275
   Inventories                                                        86,440          98,852
   Deferred income taxes                                               6,032           6,032
   Prepaid catalog costs and other
      current assets                                                  19,111          12,286
                                                                 ------------      ----------
          Total current assets                                       159,810         156,542

Cash held in escrow                                                  144,262               -
Property, plant and equipment                                        118,184         150,712
Intangible assets, net                                               141,303         143,753
Other assets                                                           7,618           9,550
                                                                 ------------      ----------
     Total assets                                                $   571,177       $ 460,557
                                                                 ============      ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt
      and capital lease obligations                              $     1,519       $   3,034
   Demand note payable                                                 1,873               -
   Accounts payable                                                   49,857          47,429
   Accrued expenses                                                   35,711          28,177
                                                                 ------------      ----------
      Total current liabilities                                       88,960          78,640

Long-term debt                                                       168,550         210,658
Obligations under capital leases                                       2,700           2,446
Promissory note payable                                              169,909           2,457
Deferred income taxes                                                  7,474           7,642
Other liabilities                                                      2,293           2,293
                                                                 ------------      ----------
      Total liabilities                                              439,886         304,136
                                                                 ------------      ----------


Commitments and contingencies

Stockholders' equity:
   Common stock, $.008 par; authorized 75,000 shares in
     1997 and 1998, respectively; issued 69,123 shares
     in 1997 and 69,255 shares in 1998 and outstanding
     64,614 shares in 1997 and 64,746 shares in 1998                     553             554
   Capital in excess of par                                           56,182          56,789
   Retained earnings                                                  75,199          92,884
                                                                 ------------      ----------
                                                                     131,934         150,227
   Less 4,509 treasury shares at cost, in 1997
      and 1998, respectively                                          (3,206)         (3,206)
   Cumulative translation adjustment                                   2,563           9,400
                                                                 ------------      ----------
      Total stockholders' equity                                     131,291         156,421
                                                                 ------------      ----------
      Total liabilities and stockholders' equity                 $   571,177       $ 460,557
                                                                 ============      ==========

  See notes to supplemental condensed consolidated financial statements.

                          NBTY, INC. and SUBSIDIARIES
           SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                 (unaudited)
         (Dollars and shares in thousands, except per share amounts)

                                                      For the six months
                                                       ended March 31,
                                                     1997          1998
Net sales                                           $159,105      $286,820
                                                   ----------    ----------
Costs and expenses:
   Cost of sales                                      79,819       140,414
   Catalog, printing, postage and promotion           13,996        13,935
   Selling, general and administrative                40,571        90,452
                                                   ----------    ----------
                                                     134,386       244,801
                                                   ----------    ----------
Income from operations                                24,719        42,019
                                                   ----------    ----------
Other income (expenses):
   Interest, net                                      (1,315)       (9,221)
   Miscellaneous, net                                   (171)        1,400
                                                   ----------    ----------
                                                      (1,486)       (7,821)
                                                   ----------    ----------
Income before income taxes                            23,233        34,198

Income taxes                                           7,391        10,565
                                                   ----------    ----------
     Net income                                    $  15,842      $ 23,633
                                                   ==========    ==========
Net income per share:
   Basic                                               $0.25         $0.37
   Diluted                                             $0.23         $0.34

Weighted average common shares outstanding:
   Basic                                              64,578       64,662
   Diluted                                            68,919       68,967

    See notes to supplemental condensed consolidated financial statements.

                                      51

                         NBTY, INC. AND SUBSIDIARIES
         SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                            (Dollars in thousands)

                                                 For the six months
                                                    ended March 31,
                                                  1997       1998
                                              ----------------------
Net income                                       $15,842    $23,633

Adjustments to reconcile net income to
 cash provided by operating activities:
Loss on sale of property, plant and equipment         26
  Depreciation and amortization                    3,664     10,032
  Provision(recovery)for allowance for
   doubtful accounts                                 206         (5)
  Increase in deferred taxes                                      7
  Changes in assets and liabilities,
   net of acquistions:
      Increase in
        accounts receivable                       (5,170)      (199)
     Increase in inventories                      (8,262)   (11,698)
     Decrease(increase) in prepaid catalog
      costs and other current assets              (1,295)     8,683
     Decrease in other assets                        288        535
     (Decrease)increase in accounts payable       10,381     (3,201)
     (Decrease) increase in accrued expenses       5,112    (12,428)
                                              ----------------------
 Net cash provided by
  operating activities                            20,792     15,359
                                              ----------------------
Cash flow from investing activities:
  Purchase of property, plant and equipment       (9,488)   (38,942)
  Proceeds from sale of property, plant
     and equipment                                    20
  Proceeds from sale of
    short-term investments                                    8,362
  Purchase of short-term investments              (4,651)
  Receipt of payments from direct-mail
    cosmetics business                               322
                                              ----------------------
  Net cash used in investing activities          (13,797)   (30,580)
                                              ----------------------
Cash flows from financing activities:
  Dividends paid                                  (2,610)    (5,950)
  Borrowings under long term debt agreements                 45,000
  Cash held in escrow                                       144,730
  Principal payments under long-term
   debt agreements and capital leases             (2,079)    (1,153)
  Purchase of treasury stock                         (15)

  Proceeds from stock options exercised               23         40
    Repayment of promissory note                           (168,770)
                                              ----------------------
    Net cash provided by (used in)
     financing activities                         (4,681)    13,897
                                              ----------------------
Effect of Exchange Rate Changes on Cash
   and Cash Equivalents                                         159
                                              ----------------------
Net (decrease) increase in cash and cash
   equivalents                                     2,314     (1,165)

Cash and cash equivalents at beginning of
   quarter                                        12,814     20,262
                                              ----------------------
Cash and cash equivalents at end of quarter      $15,128    $19,097
                                              ======================
Supplemental Disclosure of Cash Flow
  Information:
   Cash paid during the period for interest       $1,295    $12,129
   Cash paid during the period for taxes          $4,817    $10,243
                                              ======================

    See notes to supplemental condensed consolidated financial statements.


                                      52

                         NBTY, INC. and SUBSIDIARIES
                  NOTES to FINANCIAL STATEMENTS--(Continued)
                   (In thousands, except per share amounts)

1. Basis of presentation

The supplemental consolidated financial statements of NBTY, Inc. and Subsidiaries, formerly Nature's Bounty, Inc. ("NBTY"), have been prepared to give retroactive effect to the merger with Nutrition Headquarters Group, Inc., Lee Nutrition, Inc. and Nutro Laboratories, Inc. (collectively, the "Nutrition
Headquarters Group" and with NBTY collectively, the "Company") on April 20,
1998, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling- of-interest methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they well become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

During 1998, NBTY entered into a definitive agreement to merge with Nutrition
Headquarters Group. On April 20, 1998, Nutrition Headquarters Group was merged with and into NBTY. Under terms of the merger agreement, each share of Nutrition Headquarters Group common stock was exchanged for one share of NBTY's common stock with approximately 8,722 shares of NBTY's common stock exchanged for all the outstanding stock of Nutrition Headquarters Group.

2. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly its financial position as of March 31, 1998 and results of operations for the six months ended March 31, 1998 and 1997 and statements of cash flows for the six months ended March 31, 1998 and 1997. The consolidated condensed balance sheet as of September 30, 1997 has been derived from the audited balance sheet as of that date. This report should be read in conjunction with the Company's supplemental consolidated financial statements for the fiscal years end September 30, 1995, 1996 and 1997 included in this current report on Form 8-K.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

The financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, and gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholder's equity.

Common shares and earnings per share:

On March 9, 1998, the Company's Board of Directors declared a three-for-one stock split in the form of a 200% stock dividend effective March 23, 1998. In addition, the Company's Certificate of Incorporation was

                                      53

                         NBTY, INC. and SUBSIDIARIES
                  NOTES to FINANCIAL STATEMENTS--(Continued)
                   (In thousands, except per share amounts)

amended to authorize the issuance of up to 75 million shares of common stock, par value $.008 per share.

All per common share amounts have been retroactively restated to account for the above stock split. In addition, stock options and respective exercise prices have been amended to reflect these transactions (see Note 8).

Accounting changes:

Effective October 1, 1996, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company continues to measure compensation cost in accordance with Accounting
Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to
Employees." As the Company has not granted any options during the six months ended March 31, 1998, nor fiscal 1997 or 1996, there would not have been any impact on the Company's financial position or results of operations on a pro forma basis.

Effective October 1, 1996, the Company adopted SFAS No. 121,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of." This statement requires that certain assets be reviewed for impairment and, if impaired, be measured at fair value, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of SFAS No. 121 at October 1, 1996 and its application during fiscal 1997 and the six months ended March 31, 1998 had no material impact on the Company's financial position or results of operations.

New accounting standards

In February 1997, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 128, "Earnings Per Share." The statement simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international EPS standards. The statement requires the presentation of both
"basic" and "diluted" EPS on the face of the income statement with a supplementary reconciliation of the amounts used in the calculations (see note
8).

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

In addition, in June 1997, the FASB issued SFAS No. 131, "Disclosures About

Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

Both of these new standards are effective for fiscal years beginning after December 15, 1997 and require comparative information for earlier

                                      54

                         NBTY, INC. and SUBSIDIARIES
                  NOTES to FINANCIAL STATEMENTS--(Continued)
                   (In thousands, except per share amounts)

years to be restated. The implementation of these new standards will not affect the Company's results of operations and financial position, but may have an impact on future financial statement disclosures.

Year 2000 Software Compatibility

The Company is continually updating its information systems, and has evaluated significant computer software applications for compatibility with the year
2000. With the system changes implemented to date and other planned changes, the Company anticipates that its computer software applications will be compatible with the year 2000. Expenditures specifically related to software modifications for year 2000 compatibility are not expected to be material.

3. The results of operations and statements of cash flows for the six months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

4. Acquisition of Holland & Barrett Holdings Ltd.:

On August 7, 1997, the Company acquired all of the issued and outstanding capital stock of Holland & Barrett Holdings Ltd.("H&B") from Lloyds Chemist's plc ("Lloyds") for an aggregate purchase price of approximately $169,000 plus acquisition costs of approximately $811. The acquisition has been accounted for under the purchase method and, accordingly, the results of operations are included in the financial statements from the date of acquisition. H&B markets a broad line of nutritional supplement products, including vitamins, minerals and other nutritional supplements and food products. At the date of acquisition, H&B operated approximately 410 retail stores in the United
Kingdom.

The Company issued to Lloyds two promissory notes (the "Promissory Notes") totaling approximately $170,000 as consideration for the purchase of capital stock of H&B. The Promissory Notes, which are collateralized by two letters of credit issued by a lending institution, were paid in full in October 1997.

In connection with the Acquisition, the Company (i) entered into a $50,000 credit and guarantee agreement (the "Credit and Guarantee Agreement"), which provides borrowings for working capital and general corporate purposes, and
(ii) issued $150,000 in Senior Subordinated Notes due 2007.

Assets acquired and liabilities assumed included cash ($5,580), inventory
($18,045), other current assets ($11,078), property, plant and equipment
($31,554), and current and long-term liabilities ($27,154 and $4,058, respectively). The excess cost of investment over the net book value of H&B at the date of acquisition resulted in an increase in goodwill of $133,725 which will be amortized over 25 years. Additionally, finance related costs of approximately $5,600 will be amortized over 10 years.

                                      55

                         NBTY, INC. and SUBSIDIARIES
                  NOTES to FINANCIAL STATEMENTS--(Continued)
                   (In thousands, except per share amounts)

5. Inventories have been estimated by using the gross profit method for the interim periods. The components of the inventories are as follows:

                                      September 30,           March 31,
                                         1997                   1998
                                      -------------           ---------
                                                             (unaudited)
Raw materials and
  Work-in-process                      $ 37,347                $ 42,714
Finished goods                           49,093                  56,138
                                      -------------           ---------
                                       $ 86,440                $ 98,852
                                      -------------           ---------
                                      -------------           ---------

6. Intangible assets, at cost, acquired at various dates are as follows:

                                      September 30,           March 31,
                                         1997                   1998
                                      -------------           ---------
                                                             (unaudited)
Goodwill                               $136,972               $142,510
Customer lists                           12,732                 12,731

Trademark and licenses                    1,201                  1,201
Covenants not to compete                  1,305                  1,305
                                      -------------           ---------
                                        152,210                157,747
Less, accumulated
   Amortization                          10,907                 13,994
                                      -------------           ---------
                                       $141,303               $143,753
                                      -------------           ---------
                                      -------------           ---------

7.  Accrued expenses:

                                      September 30,            March 31,
                                          1997                   1998
                                      -------------           ---------
                                                             (unaudited)
Litigation settlement costs            $  5,600

Payroll and related
  payroll taxes                           4,622               $  4,285

Customer deposits                         2,568                    885

Accrued purchases                         2,800                  5,639

Income taxes payable                      7,597                  7,476


Other                                    12,524                  9,892
                                      -------------           ---------
                                       $ 35,711               $ 28,177
                                      -------------           ---------
                                      -------------           ---------

                                      56

                         NBTY, INC. and SUBSIDIARIES
       NOTES to CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (In thousands, except per share amounts)

8. Basic earnings per share are based on the weighted average number of common shares outstanding during the six month periods ended March 31, 1998 and 1997.
Diluted earnings per share include the effect of outstanding stock options, if exercised. The following is a reconciliation between the basic and diluted earnings per share:

                                                   For the six months
                                                       March 31,
                                               1997                 1998
                                          -------------           ---------
                                                      (unaudited)
Numerator:
    Numerator for basic earnings
        per share -- income available
        to common stockholders             $15,842                 $23,633
                                          ---------               ---------
    Numerator for dilutive earnings
        per share -- income available
        to common stockholders             $15,842                 $23,633
                                          ---------               ---------
                                          ---------               ---------
Denominator:
    Denominator for basic earnings
        per share -- weighted-average
        Shares                             64,578                   64,662

    Effective of dilutive securities:
       Stock options                        4,341                    4,305
                                          ---------               ---------
    Denominator for diluted earnings
        per share -- weighted-average
        Shares                             68,919                   68,967
                                          ---------               ---------
                                          ---------               ---------

Basic earnings per share                    $0.25                    $0.37
                                          ---------               ---------
                                          ---------               ---------

Diluted earnings per share                  $0.23                    $0.34
                                          ---------               ---------
                                          ---------               ---------

8. Shareholder litigation:

In October 1994, two lawsuits were commenced in the U.S. District Court, Eastern District of New York, against the Company and two of its officers. On
October 17, 1997, a Memorandum of Understanding was entered into between the Company and the attorneys representing the Plaintiff class agreeing to an $8,000 ($4,400 cash, $3,600 stock) settlement of the lawsuit. Subsequently, the Company entered into a Capital Stipulation of Settlement calling for, among other things, a total cash payment of $8,000. Cash payments aggregating
$8,000 were made in November and December 1997. The Company had been notified by its insurance carrier that it was willing to reimburse the Company to the extent of $2,400. The Company recorded a $5,600 provision for its portion of the settlement in fiscal 1997, which, along with related legal fees of approximately $768, has been reflected separately in the fiscal 1997 statements of income (refer to the Company's 10-K). In January 1998, an insurance carrier paid the Company $2,650.

                                      57

                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        NBTY, Inc.


                                 By: /s/ Harvey Kamil
                                     -------------------------
                                     Harvey Kamil
                                     Executive Vice President


Dated: May 5, 1998

